Exhibit 99.1

National City Corporation
1900 E. 9th St.
Cleveland, OH 44114-3484
NEWS RELEASE
For Immediate Release

Investor Contact:	Media Contact:
Jennifer Hammarlund	Kristen Baird Adams
216-222-9849	216-222-8202
jennifer.hammarlund@nationalcity.com	kristen.bairdadams@nationalcity.com
NATIONAL CITY REPORTS THIRD QUARTER EARNINGS
     CLEVELAND—October 18, 2005— National City Corporation (NYSE: NCC) today reported third quarter 2005 net income of $478 million, or $.74 per diluted share, compared with $591 million, or $.86 per diluted share, for the third quarter of 2004. Returns on average common equity and assets for the three months ended September 30, 2005 were 14.6% and 1.3%, respectively. For the nine months ended September 30, 2005, net income was $1.6 billion, or $2.45 per diluted share, compared with $1.8 billion, or $2.85 per diluted share in the same period in 2004.
Chairman’s Comments
     National City Chairman and Chief Executive Officer David A. Daberko commented, “Our third quarter results were solid in the face of some headwinds. Earning assets and net interest income were up 4% over the second quarter. Net interest margin was relatively stable despite a flattened yield curve. We continue to see good business volumes, especially in commercial loans, leasing and home equity lending. Household acquisition trends remain strong, evidenced by account growth and associated service fee income.”
     “Mortgage and First Franklin earnings were down sharply, as expected, reflecting the particular competitive pressures at this point in the mortgage cycle. The decline in these two units accounted for more than 100% of the total decline in third quarter earnings compared to either the prior quarter or year-ago quarter. Corporate banking, retail banking and National
(more)

Home Equity all posted solid increases on both a linked-quarter and year-over-year basis.”
Net Interest Income and Margin
     Tax-equivalent net interest income was $1.2 billion for the third quarter of 2005, up 4% from the preceding quarter and the comparable period in the prior year. Net interest margin was 3.83% in the third quarter of 2005, compared to 3.85% in the second quarter of 2005, and 4.04% in the third quarter of 2004. For the first nine months of 2005, tax-equivalent net interest income was $3.6 billion, up 10% from the prior year, and net interest margin was 3.84% vs. 4.09% in 2004. The lower margin in 2005 reflects a flatter yield curve, a lower spread on mortgage loans held for sale, and the effects of narrower loan spreads.
Loans and Deposits
     Average portfolio loans for the third quarter of 2005 increased 3% compared with the second quarter of 2005. Compared with the third quarter of the prior year, average portfolio loans were up 14% due primarily to strong home equity and commercial lending. Average core deposits, excluding mortgage banking escrow balances, were up slightly compared with the second quarter 2005 and the third quarter 2004 balances. The number of consumer deposit accounts is up 5% since year end.
Fees and Other Income
     Fees and other income for the third quarter of 2005 were $716 million, compared with $951 million in the second quarter of 2005 and $1.0 billion in the third quarter of 2004. Deposit service charges grew 12% on both a linked-quarter and year-over-year comparison. Fees and other income for the third quarter of 2005 included a previously disclosed $16 million gain on the sale of Madison Bank & Trust. For the third quarter of 2005, these increases were more than offset by lower mortgage banking revenue resulting from lower margins on loan sales and lower hedging gains. The sale of National City’s former subsidiary, National Processing, in October 2004 also contributed to lower levels of fee income in the third quarter of 2005. Payment processing revenue associated with National Processing was $132 million in the third quarter of 2004.
(more)

     Mortgage banking revenue for the third quarter of 2005 was $183 million compared with $401 million for the second quarter of 2005 and $370 million for the third quarter of 2004. Third quarter 2005 mortgage banking revenue included approximately $43 million of pre-tax net hedging gains on mortgage servicing rights (MSRs), compared with $157 million and $160 million of net hedging gains in the second quarter of 2005 and the third quarter of 2004, respectively. Third quarter 2005 mortgage banking revenue also reflects lower margins on sales of conforming and nonconforming residential mortgage loans.
     For the first nine months of 2005, fees and other income were $2.4 billion, down $560 million, or 19% from 2004, primarily due to lower mortgage banking revenue and the absence of payment processing revenue. Payment processing revenue for the first nine months of 2004 was $386 million with essentially no such revenue in 2005. Mortgage banking revenues for the first nine months of 2005 were $867 million compared with $1.1 billion in the same period in 2004 and included pretax hedging gains on MSRs of $270 million and $398 million, respectively.
Noninterest Expense
     Noninterest expense was $1.2 billion for the third quarter of 2005, down 2% from the immediately preceding quarter and down 6% from the same quarter a year ago. Noninterest expense for the third quarter of 2005 benefited from a previously disclosed $21 million insurance settlement, representing the partial recovery of previously incurred residual value losses associated with the Corporation’s now-discontinued auto leasing business.
     Noninterest expense for the first nine months of 2005 was $3.5 billion, up $202 million, or 6% compared to the prior year. Noninterest expense for the first nine months of 2005 included $40 million of acquisition integration costs, a one-time adjustment of $29 million related to a change in accounting for leases with escalating rentals, a $17 million asset impairment charge for under-utilized buildings held for sale, offset by the $21 million insurance settlement described above. Comparisons to the prior year are also affected by acquisition and divestiture transactions completed in 2004.
(more)

Credit Quality
     The provision for credit losses for the third quarter of 2005 was $56 million compared with $26 million in the second quarter of 2005 and $98 million in the third quarter of the prior year. Net charge-offs for the third quarter of 2005 were $83 million, compared with $72 million in the second quarter of 2005 and $97 million in the third quarter of last year. For the three-month periods ending September 30, 2005, June 30, 2005, and September 30, 2004, annualized net charge-offs as a percentage of average portfolio loans were .30%, .27%, and .41%, respectively. Overall, commercial and consumer credit quality remains strong.
     For the first nine months of 2005, the provision for credit losses was $152 million compared with $242 million for the same period in 2004, reflecting an overall improvement in credit quality. Net charge-offs for the first nine months of 2005 and 2004 were both $242 million. Annualized net charge-offs as a percentage of average portfolio loans were .31% and .38% for the nine months ended September 30, 2005 and 2004, respectively.
     Nonperforming assets were $585 million at September 30, 2005, compared to $572 million at June 30, 2005 and $628 million at September 30, 2004. Nonperforming assets as a percentage of period-end portfolio loans and other nonperforming assets were .54%, .54%, and .64% for these same periods. The allowance for loan losses was $1.1 billion, or 1.02% of portfolio loans at September 30, 2005.
Income Taxes
     The effective tax rate for the third quarter of 2005 was 34.8% compared to 33.2% for both the second quarter of 2005 and the third quarter of 2004. Management expects that the fourth quarter rate will return to a level comparable to those prior periods.
Balance Sheet
     At September 30, 2005, total assets were $146.6 billion, and stockholders’ equity was $12.9 billion, 8.8% of total assets. Tangible common equity as a percentage of tangible assets at September 30, 2005 was 6.58%, compared with 6.84% at year end and 6.72% a year ago. Total deposits were $83.4 billion, including core deposits of $67.7 billion. National City repurchased 10 million shares of its common stock during the third quarter of 2005, bringing
(more)

year-to-date repurchases to 29 million shares. The Corporation intends to continue share repurchases over the rest of the year, subject to market conditions and applicable regulatory restrictions.
     On August 26, 2005, National City completed its previously announced sale of Madison Bank & Trust, a five-branch bank located in Madison, Indiana, with deposits and loans of $184 million and $56 million, respectively. As noted earlier, a gain of $16 million was recognized on this sale.
     This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation’s ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC’s Web site at www.sec.gov or on the Corporation’s Web site at NationalCity.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.
(more)

     Mr. Daberko, along with Jeffrey D. Kelly, chief financial officer, will host a conference call October 18 at 11:00 a.m. (EDT) to discuss the third quarter 2005 results. Interested parties may access the conference call by dialing 888-428-4479. The conference call and supplemental materials will also be accessible via the Corporation’s Web site, NationalCity.com. The call will be open to the public in a listen-only mode, with participants encouraged to call in approximately 15 minutes prior to the event. Questions may be submitted by e-mail to investor.relations@nationalcity.com prior to or during the conference.
     A replay of the conference call will be available at 2:30 p.m. (EDT) on October 18, 2005, until midnight (EDT) on October 25, 2005, accessible by dialing at 800-475-6701 (international 320-365-3844), passcode 783691, or via the Company’s Web site.
About National City
     National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Indiana, Illinois, Kentucky, Michigan, Missouri, and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, consumer finance, asset management and mortgage financing and servicing. For more information about National City, visit the company’s Web site at NationalCity.com.
(more)

Unaudited
National City Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS
(In millions, except per share data)

										Nine Months Ended
	2005			2004				2003		September 30,
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2005	2004
EARNINGS
Tax-equivalent interest income	$2,066	$1,891	$1,772	$1,752	$1,620	$1,402	$1,350	$1,416	$1,554	$5,729	$4,372
Interest expense	827	694	594	509	424	335	325	375	403	2,115	1,084

Tax-equivalent net interest income	1,239	1,197	1,178	1,243	1,196	1,067	1,025	1,041	1,151	3,614	3,288
Provision for credit losses	56	26	70	81	98	61	83	148	107	152	242

Tax-equivalent NII after provision for credit losses	1,183	1,171	1,108	1,162	1,098	1,006	942	893	1,044	3,462	3,046
Fees and other income	716	951	775	1,442	1,023	861	1,118	981	484	2,442	3,002
Securities gains (losses), net	(1)	5	14	11	3	5	—	10	5	18	8
Noninterest expense	1,158	1,183	1,155	1,271	1,233	1,075	986	1,045	1,008	3,496	3,294

Income before taxes and tax-equivalent adjustment	740	944	742	1,344	891	797	1,074	839	525	2,426	2,762
Income taxes	254	312	250	376	292	273	357	288	175	816	922
Tax-equivalent adjustment	8	7	8	8	8	5	7	7	6	23	20

Net income	$478	$625	$484	$960	$591	$519	$710	$544	$344	$1,587	$1,820

Effective tax rate	34.8%	33.2%	34.1%	28.1%	33.2%	34.4%	33.5%	34.6%	33.8%	34.0%	33.6%

PER COMMON SHARE
Net income:
Basic	$.75	$.98	$.75	$1.48	$.88	$.84	$1.17	$.89	$.56	$2.48	$2.89
Diluted	.74	.97	.74	1.46	.86	.83	1.16	.88	.56	2.45	2.85
Dividends paid	.37	.35	.35	.35	.35	.32	.32	.32	.32	1.07	.99
Book value	20.54	20.42	19.82	19.80	18.98	16.86	16.25	15.39	14.89
Market value (close)	33.44	34.12	33.50	37.55	38.62	35.01	35.58	33.94	29.46
Average shares:
Basic	635.9	636.9	643.0	652.9	663.3	619.1	605.9	607.6	613.6	638.6	629.6
Diluted	644.7	644.1	652.5	666.3	677.1	625.5	612.6	612.7	619.0	647.1	638.5

PERFORMANCE RATIOS
Return on average common equity	14.59%	19.65%	15.35%	29.71%	19.00%	20.13%	29.58%	22.99%	14.87%	16.52%	22.50%
Return on average total equity	14.61	19.66	15.37	29.72	19.01	20.13	29.58	22.99	14.87	16.53	22.51
Return on average assets	1.31	1.80	1.42	2.77	1.76	1.80	2.61	1.88	1.10	1.51	2.03
Net interest margin	3.83	3.85	3.85	4.09	4.04	4.09	4.16	4.03	4.10	3.84	4.09
Efficiency ratio	59.25	55.06	59.16	47.34	55.54	55.77	46.03	51.69	61.62	57.74	52.37

LINE OF BUSINESS (LOB) RESULTS
Net Income:
National City Mortgage	$25	$152	$84	$13	$139	$17	$273	$263	($1)	$261	$429
Rest of National City (RONC):
Consumer and Small Business Financial Services	201	182	159	181	176	166	153	143	165	542	495
Wholesale Banking	204	192	182	193	167	164	140	81	129	578	471
National Consumer Finance	126	147	159	131	166	178	164	91	126	432	508
Asset Management	19	26	21	18	25	64	25	23	24	66	114
National Processing	—	—	—	(9)	17	14	12	15	14	—	43
Parent and Other	(97)	(74)	(121)	433	(99)	(84)	(57)	(72)	(113)	(292)	(240)

Total RONC	453	473	400	947	452	502	437	281	345	1,326	1,391

Total Consolidated National City Corporation	$478	$625	$484	$960	$591	$519	$710	$544	$344	$1,587	$1,820

LOB Contribution to Diluted Earnings Per Share:

National City Mortgage	$.04	$.23	$.13	$.01	$.20	$.02	$.45	$.42	—	$.40	$.67
Rest of National City (RONC):
Consumer and Small Business Financial Services	.31	.29	.24	.27	.26	.27	.25	.23	$.27	.84	.78
Wholesale Banking	.31	.30	.28	.29	.25	.26	.23	.13	.21	.89	.74
National Consumer Finance	.20	.23	.24	.20	.24	.28	.27	.15	.20	.67	.79
Asset Management	.03	.04	.03	.03	.04	.10	.04	.04	.04	.10	.18
National Processing	—	—	—	(.01)	.02	.02	.02	.03	.02	—	.06
Parent and Other	(.15)	(.12)	(.18)	.67	(.15)	(.12)	(.10)	(.12)	(.18)	(.45)	(.37)

Total RONC	.70	.74	.61	1.45	.66	.81	.71	.46	.56	2.05	2.18

Total Consolidated National City Corporation	$.74	$.97	$.74	$1.46	$.86	$.83	$1.16	$.88	$.56	$2.45	$2.85

7

Unaudited
National City Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS
(In millions, except per share data)

										Nine Months Ended
	2005			2004				2003		September 30,
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2005	2004
CREDIT QUALITY STATISTICS
Net charge-offs	$83	$72	$87	$104	$97	$63	$82	$150	$125	$242	$242
Provision for credit losses	56	26	70	81	98	61	83	148	107	152	242
Loan loss allowance	1,108	1,125	1,179	1,188	1,178	1,028	1,011	1,023	1,030
Lending-related commitment allowance	88	100	93	100	127	117	115	102	99
Nonperforming assets	585	572	578	563	628	544	606	657	756
Annualized net charge-offs to average portfolio loans	.30%	.27%	.35%	.41%	.41%	.30%	.42%	.76%	.64%	.31%	.38%
Loan loss allowance to period-end portfolio loans	1.02	1.06	1.15	1.19	1.21	1.22	1.26	1.29	1.32
Loan loss allowance to nonperforming portfolio loans	230.08	238.64	242.76	253.42	234.48	234.09	200.41	186.09	163.80
Loan loss allowance (period-end) to annualized net charge-offs	336.67	391.50	330.46	290.31	302.46	407.33	305.75	171.81	208.55	341.69	363.16
Nonperforming assets to period-end portfolio loans and other nonperforming assets	.54	.54	.56	.56	.64	.64	.76	.83	.97
CAPITAL AND LIQUIDITY RATIOS
Tier 1 capital(1)	7.64%	7.96%	7.91%	8.25%	8.23%	9.02%	9.36%	8.79%	8.11%
Total risk-based capital(1)	10.73	11.20	11.25	11.79	11.86	13.07	13.67	13.12	12.29
Leverage(1)	7.00	7.36	7.22	7.31	7.35	7.90	8.19	7.43	6.58
Period-end equity to assets	8.82	9.03	8.98	9.19	9.15	8.83	8.84	8.18	7.49
Period-end tangible common equity to assets(2)	6.58	6.76	6.66	6.84	6.72	7.65	7.88	7.23	6.59
Average equity to assets	8.97	9.14	9.23	9.32	9.25	8.94	8.82	8.20	7.41	9.11%	9.02%
Average equity to portfolio loans	12.00	12.17	12.63	12.98	12.97	12.51	12.21	12.05	11.90	12.24	12.59
Average portfolio loans to deposits	127.66	129.93	124.07	118.67	115.52	114.03	120.30	116.37	107.50	127.40	116.45
Average portfolio loans to core deposits	158.05	154.66	150.72	145.37	141.21	132.75	135.51	133.21	125.80	154.74	136.65
Average portfolio loans to earning assets	83.57	84.11	82.43	81.52	80.56	79.24	80.08	75.47	68.82	83.49	79.99
Average securities to earning assets	5.75	6.22	6.68	7.45	7.80	6.02	6.27	5.99	5.64	6.20	6.76
AVERAGE BALANCES
Assets	$144,785	$139,514	$138,377	$137,909	$133,602	$115,948	$109,530	$114,566	$123,747	$140,916	$119,744
Portfolio loans	108,204	104,749	101,144	99,006	95,324	82,863	79,085	77,901	77,064	104,865	85,792
Loans held for sale or securitization	11,570	10,109	11,502	11,503	11,861	13,910	12,323	17,680	27,036	10,922	12,695
Securities (at cost)	7,450	7,746	8,195	9,044	9,230	6,290	6,197	6,187	6,314	7,793	7,246
Earning assets	129,477	124,532	122,708	121,453	118,332	104,567	98,759	103,218	111,984	125,598	107,260
Core deposits	68,462	67,728	67,109	68,105	67,506	62,420	58,360	58,479	61,258	67,770	62,780
Purchased deposits and funding	59,567	55,859	54,713	53,030	49,907	40,080	38,253	43,267	49,743	56,732	42,772
Total equity	12,980	12,752	12,779	12,847	12,359	10,370	9,659	9,390	9,171	12,838	10,802
PERIOD-END BALANCES
Assets	$146,560	$143,975	$140,836	$139,280	$136,499	$117,087	$111,470	$114,036	$121,057
Portfolio loans	108,720	106,640	102,786	100,138	97,439	84,537	79,927	79,279	77,756
Loans held for sale or securitization	11,942	11,539	11,639	12,430	10,745	12,467	12,478	15,368	23,615
Securities (at fair value)	7,568	7,694	8,085	8,765	9,338	6,159	6,540	6,525	6,405
Core deposits	67,738	67,922	68,336	67,297	67,003	61,851	60,030	58,922	58,680
Purchased deposits and funding	61,839	58,639	55,274	55,282	52,535	41,473	37,343	41,983	49,010
Total equity	12,920	13,002	12,643	12,804	12,492	10,335	9,854	9,329	9,068

(1)	Third quarter 2005 regulatory capital ratios are based upon preliminary data

(2)	Excludes goodwill and other intangible assets

8